CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated March 29, 2006, on Consolidated Energy, Inc.'s consolidated financial statements for the years ended December 31, 2004 and 2005 included in the Registration Statement (Form SB-2, Amendment No. 1) and related Prospectus of Consolidated Energy, Inc. dated April 12, 2006.



 /s/ Killman, Murrell & Company, P.C.
Houston, Texas
April 12, 2006